Filed Pursuant to Rule 424(b)(5)

Registration Statement No. 333-230377

Prospectus Supplement

(To prospectus filed March 18, 2019, effective April 9, 2019)

SMTC CORPORATION

1,732,483 Shares

We are selling 1,732,483 shares of our common stock in a registered direct offering (the “Registered Direct Offering”) to certain purchasers in a privately negotiated transaction pursuant to this prospectus supplement at a price of $3.14 per share of common stock. We have not retained a placement agent, underwriter, broker or dealer with respect to this Registered Direct Offering and therefore are not paying any underwriting discounts or commissions. We estimate the total expenses of this Registered Direct Offering will be approximately $100,000.

Concurrently with this Registered Direct Offering, we are distributing to the holders of our common stock and to the 2018 Warrants Holders (as defined and described in more detail below), at no charge, non-transferrable subscription rights (each, a “Right”) to purchase our common stock (the “Rights Offering”). Each holder of our common stock and/or 2018 Warrants Holder as of the close of business on May 24, 2019 (the “Record Date”) will receive one Right to purchase one share of our common stock for each 8.2 shares of common stock owned or deemed to be owned by such holder on the Record Date (the “Basic Subscription Privilege”). Shares that are “deemed to be owned” refer to the shares issuable upon exercise of our outstanding warrants issued in November 2018 (the “2018 Warrants”) that have a contractual right to participate in the Rights Offering. We refer to the Record Date holders of the 2018 Warrants as the “2018 Warrants Holders.” Each Right will be exercisable at a price per share (the “Subscription Price”) equal to $3.14.  Pursuant to the terms of the Rights Offering, the Rights, in the aggregate, may be exercised for a maximum of $9,135,978 of subscription proceeds. If the Rights Offering is not fully subscribed and holders of Rights fully exercise their Basic Subscription Privilege, they may also exercise their Rights to purchase common stock at the Subscription Price that was not subscribed for by other holders of Rights under the Rights Offering. The Rights Offering is not conditioned upon the completion of the Registered Direct Offering, but the Registered Direct Offering is conditioned upon the completion of the Rights Offering.

Our common stock is listed on The Nasdaq Global Market (“Nasdaq”) under the symbol “SMTX.” On May 23, 2019, the last reported sales price of our common stock on Nasdaq was $3.53 per share.

Investing in our common stock involves a high degree of risk. You should read this prospectus supplement and the information incorporated herein by reference carefully before you make your investment decision. See “Risk Factors”(1) beginning on page S-5 of this prospectus supplement and page 4 of the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement. Any representation to the contrary is a criminal offense.

	Per Share	Total
Registered direct offering price	$3.14	$5,439,996.62
Proceeds, before expenses, to us	$3.14	$5,439,996.62

The date of this prospectus supplement is May 24, 2019

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this Registered Direct Offering. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this Registered Direct Offering. Generally, when we refer only to the “prospectus,” we are referring to both parts combined. This prospectus supplement may add to, update or change information in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and/or the accompanying prospectus.

If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement. This prospectus supplement, the accompanying prospectus, any related free-writing prospectus and the documents incorporated into each by reference include important information about us, the securities being offered and other information you should know before investing in our common stock.

You should rely only on this prospectus supplement, the accompanying prospectus, any related free-writing prospectus and the information incorporated or deemed to be incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectuses we have prepared. We have not authorized anyone to provide you with information that is in addition to, or different from, that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectuses we have prepared. If anyone provides you with different or inconsistent information, you should not rely on it. We are not offering to sell securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free-writing prospectus is accurate as of any date other than as of the date of this prospectus supplement, the accompanying prospectus or any related free-writing prospectus, as the case may be, or in the case of the documents incorporated by reference, the date of such documents regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or any sale of our common stock. Our business, financial condition, liquidity, results of operations, and prospects may have changed since those dates.

Unless otherwise stated, all references to “us,” “our,” “SMTC,” “we,” the “Company” and similar designations refer to SMTC Corporation. Our logo, trademarks and service marks are the property of SMTC Corporation. Other trademarks or service marks appearing in this prospectus supplement are the property of their respective holders.

Certain monetary amounts, percentages and other figures included in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein have been subject to rounding adjustments. Percentage amounts included in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein have not in all cases been calculated on the basis of such rounded figures, but on the basis of such amounts prior to rounding. For this reason, percentage amounts in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein may vary from those obtained by performing the same calculations using the figures in our financial statements incorporated by reference into this prospectus supplement and the accompanying prospectus. Certain other amounts that appear in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein may not sum due to rounding.

S-ii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain forward-looking statements that involve risks and uncertainties.  All statements other than statements of historical fact contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, including, but not limited to, statements regarding future events, statements related to the Rights Offering and the Registered Direct Offering, the amount of proceeds expected from the Rights Offering and the Registered Direct Offering, the timing and certainty of completion of the Rights Offering and the Registered Direct Offering, the expected participation of certain existing stockholders in the Rights Offering, the price per share at which Rights may be exercised in the Rights Offering, our future financial performance, business strategy, and plans and objectives of management for future operations, are forward-looking statements. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology. Although we do not make forward-looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under “Risk Factors” in this prospectus supplement and the accompanying prospectus or elsewhere in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein, which may cause our or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Moreover, we operate in a highly-regulated, very-competitive, and rapidly-changing environment. New risks emerge from time to time and it is not possible for us to predict all risk factors, nor can we address the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results to differ materially from those contained in any forward-looking statements.

We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations, and financial needs.  These forward-looking statements are subject to certain risks and uncertainties that could cause our actual results to differ materially from those reflected in the forward-looking statements.  Factors that could cause or contribute to such differences include, but are not limited to, those discussed (i) in our Annual Report on Form 10-K for the fiscal year ended December 30, 2018 (the “2018 10-K”), (ii) in this prospectus supplement and the accompanying prospectus and, in particular, the risks discussed below and under the heading “Risk Factors” and (iii) those discussed in other documents we file with the Securities and Exchange Commission (the “SEC”).  The information in this prospectus supplement and the accompanying prospectus should be read in conjunction with the audited consolidated financial statements and related notes thereto included in our 2018 10-K and the unaudited interim consolidated financial statements and related notes thereto included in our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2019 (the “2019 Q1 10-Q”), each of which is incorporated by reference into this prospectus supplement and the accompanying prospectus. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statement.

You should not place undue reliance on any forward-looking statement, each of which applies only as of the date of this prospectus supplement. You are advised to consult any further disclosures we make on related subjects in our reports that we file with the SEC.

S-iii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained elsewhere in this prospectus supplement and the accompanying prospectus.  This summary does not contain all the information that you should consider before investing in our common stock.  You should carefully read the entire prospectus supplement and the accompanying prospectus, including all documents incorporated by reference herein and therein. In particular, attention should be directed to “Risk Factors” in this prospectus supplement and the accompanying prospectus and “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and related notes thereto included in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision. Some of the statements in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein constitute forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements.”

Business Overview

We are a provider of end-to-end electronics manufacturing services (“EMS”), including product design and engineering services, printed circuit board assembly (“PCBA”), production, enclosure, cable assembly, precision metal fabrication, systems integration and comprehensive testing services, configuration to order (“CTO”), build to order and direct order fulfillment (“DOF”). We have manufacturing and other facilities in the United States, Canada, Mexico, and China, with approximately 3,200 employees as of March 31, 2019, of which approximately 2,700 are full-time and contract employees.  Our services extend over the entire electronic product life cycle from new product development and new product introduction (“NPI”) through to growth, maturity and end of life phases. We offer fully integrated contract manufacturing services to global original equipment manufacturers (“OEMs”), and technology companies primarily within the defense and aerospace; industrial, power and clean technology; medical and safety; retail and payment systems; semiconductors; telecom, networking and communications; and test and measurement market sectors.

We have customer relationships with industry leading OEMs. We developed these relationships by capitalizing on the continuing trend of OEMs to outsource non-core manufacturing services, to consolidate their supplier base and to form long-term strategic partnerships with select high quality EMS providers. We work closely with and are highly responsive to our customers throughout the design, manufacturing and distribution process, providing value-added services. We seek to grow our business through the addition of new high-quality customers, the expansion of our share of business with existing customers, and participating in the growth of existing customers.

We believe that fundamental to the key benefits we offer is our strategic approach in working with customers premised upon gaining insight into their business and bringing innovative solutions to enhance their competitiveness, time to market and profitability. We seek to lower total cost of ownership, improve product quality and reliability, accelerate new products to market, improve service and DOF, reduce working capital requirements and capital expenditures, all of which results in improvement of our customers’ overall margins and end customer satisfaction.

Our Fremont, California facility operates in a ‘Copy-Exact’ lean process environment specializing in NPI, PCBA, system integration, CTO services, and is food and drug administration and international traffic in arms regulations registered.

Our Markham, Ontario (Toronto) site serves as the corporate office and as a key center of excellence (“COE”), with particular emphasis on supporting our global manufacturing locations in value engineering, transition management, global supply chain management, financial and treasury services and information technology. In addition, the COE works directly with customers on product design projects of various scope and scale.

Our Chihuahua, Mexico facility serves as our largest manufacturing and assembly operation, offering customers high quality services in a cost-effective site. This facility operates in a ‘Copy-Exact’ lean process environment located close to North American OEMs. Offering state of the art PCBA and a full suite of system integration services, along with cable harness assembly and enclosure. This facility operates computer numerical control machining and precision sheet metal fabrication, this facility services those OEMs requiring the lowest cost North American manufacturing solutions.

Our ChangAn, China (Dongguan) location serves as a large-scale manufacturing facility and operates in a ‘Copy-Exact’ lean process environment enabling SMTC to capitalize on the strengths of operations by providing SMTC’s current and prospective customers with highly efficient, low cost Asia-based electronic manufacturing solutions. This facility offers a full suite of integrated manufacturing services, including PCBA, testing, box build, final product integration, world-wide customer logistics, and expanded supply chain capabilities through our Hong Kong sourcing and procurement office.

In November 2018, we acquired all of the issued and outstanding shares of capital stock of MC Assembly Holdings, Inc. (“MC Assembly”), a privately held EMS provider based in Melbourne, Florida (the “Acquisition”). In connection with the Acquisition, we expanded our operations to include locations in Melbourne, Florida, Billerica, Massachusetts, and Zacatecas, Mexico. Our Melbourne, Florida operation is one of the region’s most sophisticated manufacturing solutions providers, providing comprehensive electronic manufacturing services with a focus on delivering product to our customer base in the most cost-efficient manner. Our Billerica, Massachusetts operation has the same competencies as our operation in Florida, but on a smaller scale. An ISO 9001/2008 2015 approved quality system allows for strict controls and process discipline on our manufacturing floor. Our Zacatecas, Mexico operation is a ‘Copy-Exact’ facility of our Melbourne, Florida operation, and practices lean manufacturing principals, utilizes world-class production, inspection and test equipment, and functions within the guidelines of ISO-9001:2008 2015 and ISO-13485:2016 Quality System, and provides similar manufacturing as our US-based operations with the advantage of the lower cost of labor.

Recent Developments

Concurrent Rights Offering

Concurrently with this Registered Direct Offering, we are conducting the Rights Offering, pursuant to which we may issue and sell up to $9.1 million of our common stock to the holders of Rights upon exercise of their Rights. The Subscription Price for the Rights is $3.14 per share, which is the offering price per share for this Registered Direct Offering. We make no assurance as to the amount of shares of common stock that will be issued and sold upon exercise of Rights. We are offering the Rights and shares of common stock issuable upon exercise of the Rights pursuant to a separate prospectus supplement dated May 24, 2019 and a base prospectus dated April 9, 2019, which is part of a registration statement on Form S-3 (Registration No. 333-230377) that was declared effective by the SEC on April 9, 2019.

This prospectus supplement is not an offer to sell or the solicitation of an offer to buy Rights or the shares of common stock issuable upon exercise of the Rights. The Rights Offering is not conditioned upon the completion of the Registered Direct Offering, but the Registered Direct Offering is conditioned upon the completion of the Rights Offering. We cannot assure you that either or both of the offerings will be completed on terms favorable to us, or at all.

Company History

We are a Delaware Corporation incorporated in July 1998. Our present corporate structure resulted from the July 1999 combination of predecessor companies Surface Mount and HTM Holdings Inc. Subsequent to the combination, all of Surface Mount’s operating subsidiaries, other than SMTC Canada and Qualtron, Inc., became subsidiaries of HTM Holdings Inc. In 2011, we expanded our operations in San Jose, California with the acquisition of ZF Array Technology, Inc., a privately held electronics manufacturing services provider. In 2012, the Asian entity SMTC Electronics Dongguan Company Limited was established. In November 2018, we further expanded our EMS footprint with the Acquisition with MC Assembly.

Corporate Information

Our principal executive offices are located at 7050 Woodbine Ave, Suite 300, Markham, Ontario, Canada L3R 4G8 and our telephone number at that address is (905) 479-1810. Our corporate website is located at www.smtc.com. The information contained in, or that can be accessed through, our website is not part of this prospectus supplement or the accompanying prospectus.

THE OFFERING

The following summary contains basic information about the Registered Direct Offering and is not intended to be complete. It does not contain all the information that may be important to you. For a more complete understanding of the common stock we are offering, you should read this entire prospectus supplement.

Shares of Common Stock to be Offered	1,732,483.

Use of Proceeds

We ultimately intend to use $3.2 million of the $5.3 million of estimated total net proceeds of this Registered Direct Offering, in combination with the $8.8 million of estimated total net proceeds of the Rights Offering (assuming the Rights Offering is fully subscribed), to repay the $12.0 million of borrowings outstanding under the Term Loan B Facility (as defined herein) as of March 31, 2019. Prior to such repayment, we intend to use the $5.3 million of estimated net proceeds of this Registered Direct Offering, in combination with the $8.8 million of estimated total net proceeds of the Registered Direct Offering, to repay $14.2 million of the $23.6 million of borrowings outstanding under our revolving credit facility (the “Revolving Credit Facility”) as of March 31, 2019 (the “Revolving Credit Facility Repayment”). Subsequent to the Revolving Credit Facility Repayment, and upon receipt of consent from the Lenders (as defined herein) of the Term Loan B Facility, we intend to re-borrow the $14.2 million that we expect to use for the Revolving Credit Facility Repayment under the Revolving Credit Facility to repay the $12.0 million of borrowings outstanding under the Term Loan B Facility as of March 31, 2019 and the remainder, if any, for general corporate purposes.

However, given that the estimated total net proceeds for this Registered Direct Offering are $5.3 million, the estimated net proceeds of this Registered Direct Offering will be insufficient to fully repay the $12.0 million of borrowings outstanding under the Term Loan B Facility as of March 31, 2019 (the ultimate intended use of proceeds of this Registered Direct Offering and the Rights Offering), and we will need to raise additional net proceeds of at least $6.7 million from the Rights Offering in order to fully repay the $12.0 million of borrowings outstanding under the Term Loan B Facility as of March 31, 2019, as described in “Use of Proceeds.” We make no assurance as to the amount of Rights or the shares of common stock issuable upon exercise of the Rights or that we will be able to apply the estimated net proceeds of this Registered Direct Offering and the Rights Offering in the amounts set forth in “Use of Proceeds.” See “Use of Proceeds.”

Transfer Agent and Registrar	Computershare Trust Company, N.A.

Risk Factors

Your investment in our common stock involves substantial risks. You should consider the risk factors included and incorporated by reference in this prospectus supplement and the accompanying prospectus under the heading “Risk Factors”, including the risk factors incorporated by reference from our filings with the SEC. See also “Cautionary Note Regarding Forward-Looking Statements.”

Nasdaq Ticker Symbol	Our common stock is listed on The Nasdaq Global Market under the symbol “SMTX.”

Concurrent Rights Offering

Concurrently with this Registered Direct Offering, we are conducting the Rights Offering, pursuant to which we may issue and sell up to $9.1 million of our common stock to the holders of Rights upon exercise of their Rights. The Subscription Price for the Rights is $3.14 per share, which is the offering price per share for this Registered Direct Offering. We make no assurance as to the amount of shares of common stock that will be issued and sold upon exercise of Rights. We are offering the Rights and shares of common stock issuable upon exercise of the Rights pursuant to a separate prospectus supplement.

This prospectus supplement is not an offer to sell or the solicitation of an offer to buy Rights or the shares of common stock issuable upon exercise of the Rights. The Rights Offering is not conditioned upon the completion of the Registered Direct Offering, but the Registered Direct Offering is conditioned upon the completion of the Rights Offering. We cannot assure you that either or both of the offerings will be completed on terms favorable to us, or at all.

Unless we indicate otherwise or the context otherwise requires, all information in this prospectus supplement is as of March 31, 2019 and excludes as of such date:

•                                          1,719,824 shares of common stock issuable upon the exercise of stock options outstanding as of March 31, 2019, at a weighted average exercise price of $1.55 per share; and

•                                          193,200 shares of common stock issuable upon the vesting of restricted stock units (“RSUs”) outstanding as of March 31, 2019;

•                                          504,735 shares of common stock issuable upon the exercise of outstanding 2018 Warrants as of March 31, 2019, at an exercise price of $0.01 per share; and

•                                          1,292,858 shares of common stock reserved for future issuance as new awards under our 2010 Incentive Plan, as amended (the “2010 Plan”), as of March 31, 2019, which was replaced by our 2019 Incentive Plan (the “2019 Plan”) on May 9, 2019.

Unless we indicate otherwise or the context otherwise requires, all information in this prospectus supplement does not give effect to (i) the Rights Offering or the application of the net proceeds, if any, therefrom or (ii) the increase in the number of shares of common stock issuable upon exercise of our outstanding 2018 Warrants immediately prior to this Registered Direct Offering and the Rights Offering pursuant to the anti-dilution protection provisions contained within the 2018 Warrants.

RISK FACTORS

Investing in our common stock involves a high degree of risk. Before deciding whether to invest in our common stock, you should carefully consider the risk factors we describe in this prospectus supplement, the accompanying prospectus and in any related free writing prospectus that we may authorize to be provided to you or in any of the documents incorporated by reference herein or therein, including our 2018 10-K, or any Annual Report on Form 10-K or Quarterly Report on Form 10-Q that is incorporated by reference into this prospectus supplement after the date of this prospectus supplement. Although we discuss key risks in those risk factor descriptions, additional risks not currently known to us or that we currently deem immaterial also may impair our business. Our subsequent filings with the SEC may contain amended and updated discussions of significant risks. We cannot predict future risks or estimate the extent to which they may affect our financial performance.

Risks Related to This Offering

The concurrent Rights Offering and other sales of a significant number of shares of our common stock in the public markets, including sales by our directors and/or executive officers and/or the 2018 Warrants Holders upon the exercise of the 2018 Warrants, or the perception that such sales could occur, could depress the market price of our common stock.

Concurrently with this Registered Direct Offering, we are conducting the Rights Offering, pursuant to which we may issue and sell up to $9.1 million of our common stock to the holders of Rights upon exercise of their Rights. The Subscription Price for the Rights is $3.14 per share, which is the offering price per share for this Registered Direct Offering. We make no assurance as to the amount of shares of common stock that will be issued and sold upon exercise of Rights. We are offering the Rights and shares of common stock issuable upon exercise of the Rights pursuant to a separate prospectus supplement. This prospectus supplement is not an offer to sell or the solicitation of an offer to buy Rights or the shares of common stock issuable upon exercise of the Rights. The Rights Offering is not conditioned upon the completion of the Registered Direct Offering, but the Registered Direct Offering is conditioned upon the completion of the Rights Offering. We cannot assure you that either or both of the offerings will be completed on terms favorable to us, or at all. The sale of our common stock upon exercise of Rights in the concurrent Rights Offering could lower the market price for our common stock and adversely impact the trading price of the shares of common stock purchased in this Registered Direct Offering.

Furthermore, as a result of the expected issuance and sale of the shares of common stock in the Registered Direct Offering and the Rights Offering, each at $3.14 per share, which is expected to be less than market price per share of our common stock immediately prior to such issuances and sales, the number of shares of common stock issuable upon exercise of our outstanding 2018 Warrants immediately prior to this Registered Direct Offering and the Rights Offering will be increased pursuant to the anti-dilution protection provisions contained within such 2018 Warrants. The number of shares of common stock issuable upon exercise of these 2018 Warrants may be further increased if the offering price per share is ultimately decreased in connection with either offering.

In addition, sales of a significant number of shares of our common stock in the public market, including sales by our directors and/or executive officers and/or the 2018 Warrants Holders upon the exercise of the 2018 Warrants, or the perception that such sales could occur could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities. We cannot predict the effect that future sales of our common stock or the market perception that we are permitted to sell a significant number of our securities would have on the market price of our common stock.

Finally, in the future, we may issue additional shares of our common stock or other equity or debt securities convertible into common stock in connection with a financing, acquisition, employee arrangements, or otherwise. Any such issuance could result in substantial dilution to our then-existing stockholders and could cause the price of our common stock to decline.

Management will have broad discretion with respect to the use of the net proceeds from this Registered Direct Offering and the net proceeds from the Registered Direct Offering may be insufficient to meet our ongoing capital needs.

Although we have highlighted the intended use of proceeds for this Registered Direct Offering, our management will have broad discretion as to the application of the net proceeds from this Registered Direct Offering and could use them for purposes other than those contemplated at the time of this Registered Direct Offering. Additionally, regardless of the amount of proceeds generated from the Registered Direct Offering, given that the estimated total net proceeds for this Registered Direct Offering are $5.3 million, the estimated net proceeds of this Registered Direct Offering will be insufficient to fully repay the $12.0 million of borrowings outstanding under the Term Loan B Facility as of March 31, 2019 (the ultimate intended use of proceeds of this Registered Direct Offering and the Rights Offering), and we will need to raise additional net proceeds of at least $6.7 million from the Rights Offering in order to fully repay the $12.0 million of borrowings outstanding under the Term Loan B Facility as of March 31, 2019, as described in “Use of Proceeds.” We make no assurance as to the amount of Rights or the shares of common stock issuable upon exercise of the Rights or that we will be able to apply the estimated net proceeds of this Registered Direct Offering and the Rights Offering in the amounts set forth in “Use of Proceeds.” See “Use of Proceeds.” You may not agree with the manner in which our management chooses to allocate and spend the net proceeds.  It is possible that the application of such proceeds in such manner may not improve our financial condition or market value.

Our common stock price may be volatile as a result of the Registered Direct Offering and/or the Rights Offering.

The trading price of our common stock may fluctuate substantially as a result of the Registered Direct Offering and/or the Rights Offering.  The price of the common stock that will prevail in the market following the Registered Direct Offering may be higher or lower than $3.14 per share depending on many factors, including the factors listed in the “Risk Factors” section in this prospectus supplement, the accompanying prospectus or in the documents incorporated by reference herein and therein, some of which are beyond our control and may not be directly related to our operating performance.

Furthermore, the stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. These fluctuations may be unrelated or disproportionate to the operating performance of those companies. These broad market and industry fluctuations, as well as general economic, political, and market conditions such as recessions, interest rate changes, or international currency fluctuations, may negatively impact the market price of shares of our common stock. In addition, such fluctuations could subject us to securities class action litigation, which could result in substantial costs and divert our management’s attention from other business concerns, which could seriously harm our business. If the market price of shares of our common stock after this Registered Direct Offering does not exceed $3.14 per share, you may not realize any return on your investment in us and may lose some or all of your investment.

The Registered Direct Offering and/or the Rights Offering may cause the price of our common stock to decline.

The Registered Direct Offering and/or the Rights Offering may result in an immediate decline in the market value of our common stock. This decline may continue after the completion of the Registered Direct Offering and/or the Rights Offering. Further, in connection with the Registered Direct Offering, the prospective investors in the Registered Direct Offering have entered into lock-up agreements for the period ending 90 days after the closing date of the Registered Direct Offering. If, after the end of such lock-up agreements, other purchasers sell substantial amounts of common stock in the public market, or the market perceives that such sales may occur, the market price of our common stock and our ability to raise capital through an issue of equity securities in the future could be adversely affected. In addition, in connection with the Rights Offering, if a substantial number of Rights are exercised and the holders of the shares received upon exercise of those Rights choose to sell some or all of the shares of common stock, the resulting sales could depress the market price of our common stock.  Furthermore, there is no assurance that, following the closing date of this Registered Direct Offering, you will be able to sell the shares of common stock that you purchase at a price equal to or greater than $3.14 per share.

We do not anticipate declaring any cash dividends on our common stock which may adversely impact the market price of our stock.

We have never declared or paid cash dividends on our common stock and do not plan to pay any cash dividends in the near future.  Our current policy is to retain all funds and any earnings for use in the operation and expansion of our business. If we do not pay dividends, our stock may be less valuable to you because a return on your investment will only occur if our stock price appreciates. See “Dividend Policy.”

USE OF PROCEEDS

We expect to raise gross proceeds of approximately $5.4 million in this Registered Direct Offering. Assuming that we raise $5.4 million, we estimate the net proceeds from the sale of the shares of common stock offered by this prospectus supplement will be approximately $5.3 million, after deducting the offering expenses and fees payable by us estimated at approximately $0.1 million.

We ultimately intend to use $3.2 million of the $5.3 million of estimated total net proceeds of this Registered Direct Offering, in combination with the $8.8 million of estimated total net proceeds of the Rights Offering (assuming the Rights Offering is fully subscribed), to repay the $12.0 million of borrowings outstanding under the Term Loan B Facility as of March 31, 2019. Prior to such repayment, we intend to use the $5.3 million of estimated net proceeds of this Registered Direct Offering, in combination with the $8.8 million of estimated total net proceeds of the Registered Direct Offering, to repay $14.2 million of the $23.6 million of borrowings outstanding under the Revolving Credit Facility as of March 31, 2019 (the “Revolving Credit Facility Repayment”). Subsequent to the Revolving Credit Facility Repayment, and upon receipt of consent from the Lenders of the Term Loan B Facility, we intend to re-borrow the $14.2 million that we expect to use for the Revolving Credit Facility Repayment under the Revolving Credit Facility (the “Revolving Credit Facility Borrowings”) to repay the $12.0 million of borrowings outstanding under the Term Loan B Facility as of March 31, 2019 and the remainder, if any, for general corporate purposes.

However, given that the estimated total net proceeds for this Registered Direct Offering are $5.3 million, the estimated net proceeds of this Registered Direct Offering will be insufficient to fully repay the $12.0 million of borrowings outstanding under the Term Loan B Facility as of March 31, 2019 (the ultimate intended use of proceeds of this Registered Direct Offering and the Rights Offering), and we will need to raise additional net proceeds of at least $6.7 million from the Rights Offering in order to fully repay the $12.0 million of borrowings outstanding under the Term Loan B Facility as of March 31, 2019, as described below.

Concurrently with this Registered Direct Offering, we are conducting the Rights Offering, pursuant to which we may issue and sell up to $9.1 million of our common stock to the holders of Rights upon exercise of their Rights. The Subscription Price for the Rights is $3.14 per share, which is the offering price per share for this Registered Direct Offering. We make no assurance as to the amount of shares of common stock that will be issued and sold upon exercise of Rights or that we will be able to apply the estimated net proceeds of this Registered Direct Offering and the Rights Offering in the amounts set forth above. To the extent the Rights Offering is fully subscribed, we intend to use the $8.8 million of estimated total net proceeds of the Rights Offering to partially fund the Revolving Credit Facility Repayment, and, after the Revolving Credit Facility Borrowings, to repay the $8.8 million of borrowings outstanding under the Term Loan B Facility as of March 31, 2019 that remain outstanding after application of $3.2 million of the estimated net proceeds of this Registered Direct Offering.

This prospectus supplement is not an offer to sell or the solicitation of an offer to buy Rights or the shares of common stock issuable upon exercise of the Rights. The Rights Offering is not conditioned upon the completion of the Registered Direct Offering, but the Registered Direct Offering is conditioned upon the completion of the Rights Offering. For more information, please see “Prospectus Supplement Summary—Recent Developments—Concurrent Rights Offering.”

As of March 31, 2019, we had $23.6 million in borrowings outstanding under the Revolving Credit Facility. The Revolving Credit Facility bears interest at the U.S. base rate plus an applicable margin ranging from 0.50% to 1.00%, or LIBOR plus an applicable margin ranging from 1.50% to 2.00%. As of March 31, 2019, the interest rate on the Revolving Credit Facility was 6.50%. The Revolving Credit Facility matures on November 8, 2023. The Revolving Credit Facility was most recently amended on March 29, 2019, and the previous borrowings under the Revolving Credit Facility incurred within the past year were used to partially finance the Acquisition and fund working capital. As of March 31, 2019, we had $12.0 million in borrowings outstanding as of March 31, 2019 under the Term Loan B Facility. The Term Loan B Facility bears interest, as selected by us at the time of borrowing, at a base rate plus 8.50%, or LIBOR plus 10.50%. As of March 31, 2019, the interest rate on the Term Loan B Facility was 14.0%. The Term Loan B Facility matures on November 8, 2023. The net proceeds of the Term Loan B Facility were used to partially finance the Acquisition.

CAPITALIZATION

The following table sets forth our cash and capitalization as of March 31, 2019, as follows:

•                                          on an actual basis;

•                                          and on an as-adjusted basis to give effect to the Registered Direct Offering and the Rights Offering, after deducting the estimated offering expenses and fees payable by us, and the application of the net proceeds therefrom as described under “Use of Proceeds.”

For more information, please see “Use of Proceeds.” You should read this information in conjunction with the unaudited interim consolidated financial statements and the related notes thereto and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” each included in the 2019 Q1 10-Q, which is incorporated by reference into this prospectus supplement and the accompanying prospectus and other financial information contained in this prospectus supplement.

	As of March 31, 2019
(in thousands, except share amounts)	Actual	As-Adjusted(1)
Cash(2)	$1,596	$3,772
Debt:
Revolving Credit Facility(3)	23,636	23,636
Warrant liability	1,908	1,908
Current portion of long-term debt	1,368	1,368
Current portion of operating lease obligations	2,070	2,070
Current portion of finance lease obligations	1,485	1,485
Long-term debt(2)	55,963	43,963
Operating lease obligations	3,338	3,338
Finance lease obligations	9,592	9,592
Total debt	99,360	87,360
Stockholders’ Equity:
Common stock, par value $0.01 per share; 26,000,000 shares authorized, 23,353,558 shares issued and outstanding, actual; 27,995,588 shares issued and outstanding, as-adjusted(4)	460	506
Preferred stock, par value $0.01 per share; 5,000,000 shares authorized, 0 shares issued and outstanding, actual; 0 shares issued and outstanding, as-adjusted	—	—
Series A participating preferred stock, par value $0.01 per share; 500,000 shares authorized, 0 shares issued and outstanding, actual; 0 shares issued and outstanding, as-adjusted	—	—
Additional paid-in capital	278,734	292,864
Deficit	(245,594)	(245,594)
Total capitalization	$33,600	$47,776

(1)                              Does not give effect to the increase in the number of shares of common stock issuable upon exercise of our outstanding 2018 Warrants immediately prior to this Registered Direct Offering and the Rights Offering pursuant to the anti-dilution protection provisions contained within such 2018 Warrants.

(2)                              As described under “Use of Proceeds,” reflects the ultimate intended use of the (i) $5.3 million of estimated net proceeds of this Registered Direct Offering and (ii) $8.8 million of estimated total net proceeds of the Rights Offering (assuming the Rights Offering is fully subscribed). We make no assurance as to the amount of shares of common stock that will be issued and sold upon exercise of Rights or that we will be able to apply the estimated net proceeds of this Registered Direct Offering and the Rights Offering in the amounts set forth in “Use of Proceeds.” Please see “Use of Proceeds” for information on the intended use of proceeds for this Registered Direct Offering and the Rights Offering.

(3)                              Net of $2.6 million of unamortized deferred financing fees and $1.7 million of unamortized original issue discount.

(4)                              On May 9, 2019, upon receipt of requisite stockholder approval, we filed a certificate of amendment to our certificate of incorporation, which increased the number of authorized shares of common stock from 26,000,000 to 38,750,000.

The information above is as of March 31, 2019 and excludes as of such date:

•                                          1,719,824 shares of common stock issuable upon the exercise of stock options outstanding as of March 31, 2019, at a weighted average exercise price of $1.55 per share; and

•                                          193,200 shares of common stock issuable upon the vesting of RSUs outstanding as of March 31, 2019;

•                                          504,735 shares of common stock issuable upon the exercise of outstanding 2018 Warrants as of March 31, 2019, at an exercise price of $0.01 per share; and

•                                          1,292,858 shares of common stock reserved for future issuance as new awards under our 2010 Plan, as of March 31, 2019, which was replaced by our 2019 Plan on May 9, 2019.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain earnings, if any, to support our business strategy and do not anticipate paying cash dividends in the foreseeable future. Payment of future dividends, if any, will be at the sole discretion of our board of directors after taking into account various factors, including our financial condition, operating results, capital requirements, contractual restrictions, restrictions in our debt agreements and any plans for expansion.

DILUTION

Purchasers of our common stock in the Registered Direct Offering will experience dilution to the extent of the difference between the offering price of $3.14 per share and our as-adjusted net tangible book value per share immediately after this Registered Direct Offering. Net tangible book value per share is equal to the amount of our total tangible assets, less total liabilities, divided by the number of outstanding shares of our common stock. As of March 31, 2019, our net tangible book value was approximately $33.6 million, or approximately $1.44 per share.

After giving effect to the sale by us in the Registered Direct Offering of 1,732,483 shares of our common stock at the offering price of $3.14 per share, after deducting the estimated offering fees and expenses payable by us estimated at approximately $0.1 million, our as-adjusted net tangible book value as of March 31, 2019 would have been approximately $38.9 million, or approximately $1.55 per share. This represents an immediate increase in net tangible book value of $0.11 per share to existing stockholders and an immediate dilution of $1.59 per share to investors purchasing shares of our common stock in this Registered Direct Offering. The following table illustrates this per share dilution:

Offering Price		$3.14
Net tangible book value per share as of March 31, 2019 before the Registered Direct Offering	$1.44
Increase in net tangible book value per share attributable to the Registered Direct Offering	$0.11
As-adjusted net tangible book value per share after giving effect to the Registered Direct Offering(1)		$1.55
Dilution in net tangible book value per share to existing stockholders		$1.59

The information above is as of March 31, 2019 and excludes as of such date:

•                                          1,719,824 shares of common stock issuable upon the exercise of stock options outstanding as of March 31, 2019, at a weighted average exercise price of $1.55 per share; and

•                                          193,200 shares of common stock issuable upon the vesting of RSUs outstanding as of March 31, 2019;

•                                          504,735 shares of common stock issuable upon the exercise of outstanding 2018 Warrants as of March 31, 2019, at an exercise price of $0.01 per share; and

•                                          1,292,858 shares of common stock reserved for future issuance as new awards under our 2010 Plan, as of March 31, 2019, which was replaced by our 2019 Plan on May 9, 2019.

The information above also does not give effect to (i) the Rights Offering or the application of the net proceeds, if any, therefrom or (ii) the increase in the number of shares of common stock issuable upon exercise of our outstanding 2018 Warrants immediately prior to this Registered Direct Offering and the Rights Offering pursuant to the anti-dilution protection provisions contained within such 2018 Warrants.

To the extent that any of our outstanding stock options or 2018 Warrants are exercised, or if we grant additional options or other awards, including, but not limited to, RSUs, under our incentive plan or additional warrants, or issue additional shares of common stock in the future, there may be further dilution.

DESCRIPTION OF COMMON STOCK

For a description of our common stock, please see “Description of Common Stock and Preferred Stock” in the accompanying prospectus.

PLAN OF DISTRIBUTION

Introduction

We are selling 1,732,483 shares of our common stock directly to certain purchasers. We have entered into a Common Stock Purchase Agreement (the “Common Stock Purchase Agreement”), dated as of May 23, 2019, with such purchasers relating to the sale of these shares of our common stock.

Subject to the terms and conditions of the Common Stock Purchase Agreement, on the closing date, we will issue shares of our common stock to the purchasers and we will receive gross proceeds in the amount of approximately $5.4 million. We estimate that the expenses of this Registered Direct Offering payable by us will be approximately $0.1 million. The shares of common stock were offered directly to the purchasers without a placement agent, underwriter, broker or dealer. We currently anticipate that the closing of the sale of such shares of common stock will take place on or about June 28, 2019, subject to the satisfaction of customery closing conditions, including the closing of the Rights Offering, which is also expected to close on or about June 28, 2019.

The transfer agent for our common stock is Computershare Trust Company, N.A. Our stock listed on The Nasdaq Global Market under the symbol “SMTX.”

Price Stabilization, Short Positions

No person has been authorized by our Company to engage in any form of price stabilization in connection with this Registered Direct Offering.

LEGAL MATTERS

The validity of the securities offered by this prospectus supplement will be passed upon for us by Perkins Coie LLP.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the fiscal year ended December 30, 2018 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of such firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement is part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus supplement and/or the accompanying prospectus for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we file annual, quarterly and current reports, proxy statements and other information with the SEC. These reports and other information concerning us may be accessed, free of charge, through the SEC’s website at www.sec.gov and on our website at www.smtc.com. Such filings are placed on our website as soon as reasonably practical after they are filed with the SEC. The information contained in, or that can be accessed through, our website is not part of this prospectus supplement or the accompanying prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We are “incorporating by reference” certain documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information in the documents incorporated by reference is considered to be part of this prospectus supplement.  Statements contained in documents that we file with the SEC and that are incorporated by reference in this prospectus supplement will automatically update and supersede information contained in this prospectus supplement, including information in previously filed documents or reports that have been incorporated by reference in this prospectus supplement, to the extent the new information differs from or is inconsistent with the old information. We have filed or may file the following documents with the SEC and they are incorporated herein by reference as of their respective dates of filing:

•                                          our Annual Report on Form 10-K for the fiscal year ended December 30, 2018, filed with the SEC on March 15, 2019;

•                                          our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2019, filed with the SEC on May 9, 2019;

•                                          our Current Reports on Form 8-K, filed with the SEC on November 9, 2018, February 1, 2019, April 4, 2019, May 14, 2019, May 16, 2019 and May 24, 2019 (but excluding the portions of such reports expressly noted as being furnished and not filed); and

•                                          The description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on July 18, 2000, under Section 12(g) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

All documents that we filed with the SEC pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act subsequent to the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement that indicates that all securities offered under this prospectus supplement have been sold, or that deregisters all securities then remaining unsold, will be deemed to be incorporated in this registration statement by reference and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus supplement shall be deemed modified, superseded or replaced for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement, or in any subsequently filed document that also is deemed to be incorporated by reference in this prospectus supplement, modifies, supersedes or replaces such statement. Any statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this prospectus supplement. None of the information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K or any corresponding information, either furnished under Item 9.01 or included as an exhibit therein, that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus supplement, except as otherwise expressly set forth in the relevant document. Subject to the foregoing, all information appearing in this prospectus supplement is qualified in its entirety by the information appearing in the documents incorporated by reference.

We will promptly provide, without charge to each person (including any beneficial owners) who receives a copy of this prospectus, upon written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus supplement.  You may request, orally or in writing, a copy of these documents, by contacting Steve Waszak of SMTC Corporation, at 7050 Woodbine Ave, Suite 300, Markham, Ontario, Canada L3R 4G8. Our telephone number is (905) 479-1810. Information about us is also available at our website at www.smtc.com. However, the information contained in, or that can be accessed through, our website is not part of this prospectus supplement or the accompanying prospectus.

PROSPECTUS

SMTC Corporation

$50,000,000

Common Stock
Preferred Stock
Warrants
Subscription Rights
Units

By this prospectus, we may, from time to time in one or more offerings, offer and sell up to $50,000,000 in the aggregate of common stock, preferred stock, warrants to purchase common stock or preferred stock, subscription rights to purchase common stock or preferred stock, or any combination of the foregoing, either individually or as units comprised of one or more of the other securities.

This prospectus provides a general description of the securities we may offer. We will provide the specific terms of the securities offered in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may add, update or change information contained in this prospectus. You should read carefully this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as the documents incorporated or deemed to be incorporated by reference, before you invest in any of our securities. This prospectus may not be used to offer or sell any securities unless accompanied by the applicable prospectus supplement.

Our common stock is traded on The Nasdaq Capital Market under the symbol “SMTX.”  As of March 15, 2019, the last reported sale price for our common stock was $4.50 per share.

Investing in our securities involves a high degree of risk. See “Risk Factors” on page 3 of this prospectus and in the documents incorporated by reference in this prospectus, as updated in the applicable prospectus supplement, any related free writing prospectus and other future filings we make with the Securities and Exchange Commission that are incorporated by reference into this prospectus, for a discussion of the factors you should consider carefully before deciding to purchase our securities.

We may sell these securities directly to investors, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable commissions or discounts will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 9, 2019.

ii

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, under the Securities Act of 1933, as amended, or the Securities Act, using a “shelf” registration process. Under this shelf registration process, we may from time to time sell common stock, preferred stock or warrants to purchase common stock or preferred stock, subscription rights to purchase common stock or preferred stock, or any combination of the foregoing, either individually or as units comprised of one or more of the other securities, in one or more offerings up to a total dollar amount of $50,000,000. We have provided to you in this prospectus a general description of the securities we may offer. Each time we sell securities under this shelf registration, we will, to the extent required by law, provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement or any related free writing prospectus, you should rely on the information in the prospectus supplement or the related free writing prospectus; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document filed after the date of this prospectus and incorporated by reference into this prospectus or any prospectus supplement or any related free writing prospectus — the statement in the document having the later date modifies or supersedes the earlier statement

We have not authorized any dealer, agent or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement, or any related free writing prospectus that we may authorize to be provided to you. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or an accompanying prospectus supplement, or any related free writing prospectus that we may authorize to be provided to you. This prospectus and the accompanying prospectus supplement, if any, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference (as our business, financial condition, results of operations and prospects may have changed since that date), even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered or securities are sold on a later date.

As permitted by SEC rules and regulations, the registration statement of which this prospectus forms a part includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at its website or at its offices described below under “Where You Can Find More Information.”

Unless the context otherwise requires, all references in this prospectus to “SMTC Corporation,” “SMTC,” “we,” “us,” “our,” “the Company” or similar words refer to SMTC Corporation, together with our subsidiaries.

ABOUT SMTC

Overview

We are a provider of end-to-end electronics manufacturing services (“EMS”), including product design and engineering services, printed circuit board assembly (“PCBA”), production, enclosure, cable assembly, precision metal fabrication, systems integration and comprehensive testing services, configuration to order (“CTO”), build to order (“BTO”) and direct order fulfillment (“DOF”). We have manufacturing and other facilities in the United States, Canada, Mexico, and China, with approximately 3,329 employees as of March 15, 2019, of which 2,617 are full-time and contract employees.  Our services extend over the entire electronic product life cycle from new product development and new product introduction (“NPI”) through to growth, maturity and end of life phases. We offer fully integrated contract manufacturing services to global original equipment manufacturers (“OEMs”), and technology companies primarily within the defense and aerospace; industrial, power and clean technology; medical and safety; retail and payment systems; semiconductors; telecom, networking and communications; and test and measurement market sectors.

We have customer relationships with industry leading OEMs. We developed these relationships by capitalizing on the continuing trend of OEMs to outsource non-core manufacturing services, to consolidate their supplier base and to form long-term strategic partnerships with select high quality EMS providers. We work closely with and are highly responsive to our customers throughout the design, manufacturing and distribution process, providing value-added services. We seek to grow our business through the addition of new high-quality customers, the expansion of our share of business with existing customers, and participating in the growth of existing customers.

We believe that fundamental to the key benefits we offer is our strategic approach in working with customers premised upon gaining insight into their business and bringing innovative solutions to enhance their competitiveness, time to market and profitability. We seek to lower total cost of ownership, improve product quality and reliability, accelerate new products to market, improve service and DOF, reduce working capital requirements and capital expenditures, all of which results in improvement of our customers’ overall margins and end customer satisfaction.

Our Fremont, California facility operates in a ‘Copy-Exact’ lean process environment specializing in NPI, PCBA, system integration, CTO services, and is food and drug administration (“FDA”) and international traffic in arms regulations (“ITAR”) registered.

Our Markham, Ontario (Toronto) site serves as the corporate office and as a key center of excellence (“COE”), with particular emphasis on supporting our global manufacturing locations in value engineering, transition management, global supply chain management, financial and treasury services and information technology. In addition, the COE works directly with customers on product design projects of various scope and scale.

Our Chihuahua, Mexico facility serves as our largest manufacturing and assembly operation, offering customers high quality services in a cost-effective site. This facility operates in a ‘Copy-Exact’ lean process environment located close to North American OEMs. Offering state of the art PCBA and a full suite of system integration services, along with cable harness assembly and enclosure. This facility operates computer numerical control machining and precision sheet metal fabrication, this facility services those OEMs requiring the lowest cost North American manufacturing solutions.

Our ChangAn, China (Dongguan) location serves as a large-scale manufacturing facility and operates in a ‘Copy-Exact’ lean process environment enabling SMTC to capitalize on the strengths of operations by providing SMTC’s current and prospective customers with highly efficient, low cost Asia-based electronic manufacturing solutions. This facility offers a full suite of integrated manufacturing services, including PCBA, testing, box build, final product integration, world-wide customer logistics, and expanded supply chain capabilities through our Hong Kong sourcing and procurement office.

In November 2018, we acquired all of the issued and outstanding shares of capital stock of MC Assembly Holdings, Inc. (“MC Assembly”), a privately held EMS provider based in Melbourne, Florida (the “Acquisition”). In connection with the Acquisition, we expanded our operations to include locations in Melbourne, Florida, Billerica, Massachusetts, and Zacatecas, Mexico. Our Melbourne, Florida operation is one of the region’s most sophisticated manufacturing solutions providers, providing comprehensive electronic manufacturing services with a focus on delivering product to our customer base in the most cost-efficient manner. Our Billerica, Massachusetts operation has the same competencies as our operation in Florida, but on a smaller scale. An ISO 9001/2008 2015 approved quality system allows for strict controls and process discipline on our manufacturing floor. Our Zacatecas, Mexico operation is a ‘Copy-Exact’ facility of our Melbourne, Florida operation, and practices lean manufacturing principals, utilizes world-class production, inspection and test equipment, and functions within the guidelines of ISO-9001:2008 2015 and ISO-13485:2016 Quality System, and provides similar manufacturing as our US-based operations with the advantage of the lower cost of labor.

Corporate Information

We are a Delaware Corporation incorporated in July 1998. Our present corporate structure resulted from the July 1999 combination of predecessor companies Surface Mount and HTM Holdings Inc. Subsequent to the combination, all of Surface Mount’s operating subsidiaries, other than SMTC Canada and Qualtron, Inc., became subsidiaries of HTM Holdings Inc. In 2011, we expanded our operations in San Jose, California with the acquisition of ZF Array Technology, Inc. (“ZF Array”), a privately held EMS provider. In 2012, the Asian entities of SMTC Electronics Dongguan Company Limited and SMTC Electronics (Suzhou) Company Limited were established. Our SMTC Electronics (Suzhou) Company Limited, China facility was closed in accordance with the restructuring plan as announced on May 15, 2017. The closure of the SMTC Electronics (Suzhou) Company Limited, China facility was substantially completed by the end of 2017. In November 2018, we further expanded our EMS footprint with the Acquisition with MC Assembly.

Our principal executive offices are located at 7050 Woodbine Ave, Suite 300, Markham, Ontario, Canada L3R 4G8 and our telephone number at that address is (905) 479-1810. Our corporate website is located at www. smtc .com . We make available free of charge through our website our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The information contained in, or that can be accessed through, our website is not part of this prospectus or any prospectus supplement.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risk factors set forth under “Risk Factors” described in our most recent annual report on Form 10-K, as supplemented and updated by subsequent quarterly reports on Form 10-Q and current reports on Form 8-K that we have filed with the SEC, together with all other information contained or incorporated by reference in this prospectus and any applicable prospectus supplement and in any related free writing prospectus in connection with a specific offering, before making an investment decision. Each of the risk factors could materially and adversely affect our business, operating results, financial condition and prospects, as well as the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and our SEC filings that are incorporated by reference into this prospectus contain or incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements, other than statements of historical fact, included or incorporated by reference in this prospectus regarding our business strategy, future operations, projected financial position, potential strategic transactions, proposed distribution channels, projected sales growth, proposed new products, estimated future revenues, cash flows and profitability, projected costs, potential sources of additional capital, future prospects, future economic conditions, the future of our industry and results that might be obtained by pursuing management’s current plans and objectives are forward-looking statements. The words “believe,” “anticipate,” “estimate,” “plan,” “expect,” “intend,” “may,” “could,” “should,” “potential,” “likely,” “projects,” “continue,” “will,” and “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements reflect our current views with respect to future events, are based on assumptions and are subject to risks and uncertainties. We cannot guarantee that we actually will achieve the plans, intentions or expectations expressed in our forward-looking statements and you should not place undue reliance on these statements. There are a number of important factors that could cause our actual results to differ materially from those indicated or implied by forward-looking statements. These important factors include those discussed under the heading “Risk Factors” contained or incorporated by reference in this prospectus and in the applicable prospectus supplement and any free writing prospectus we may authorize for use in connection with a specific offering. These factors and the other cautionary statements made in this prospectus should be read as being applicable to all related forward-looking statements whenever they appear in this prospectus. Except as required by law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS

Except as described in any prospectus supplement and any free writing prospectus in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered under this prospectus to fund the growth of our business, primarily working capital, and for general corporate purposes. We may also use a portion of the net proceeds to acquire or invest in technologies, products and/or businesses that we believe will enhance the value of our Company, although we have no current commitments or agreements with respect to any such transactions as of the date of this prospectus. We have not determined the amount of net proceeds to be used specifically for the foregoing purposes. As a result, our management will have broad discretion in the allocation of the net proceeds and investors will be relying on the judgment of our management regarding the application of the proceeds of any sale of the securities. If a material part of the net proceeds is to be used to repay indebtedness, we will set forth the interest rate and maturity of such indebtedness in a prospectus supplement. Pending use of the net proceeds, we intend to invest the proceeds in investment-grade, interest-bearing securities.

DILUTION

If required, we will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities in an offering under this prospectus:

•                  the net tangible book value per share of our equity securities before and after the offering;

•                  the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and

•                  the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

DESCRIPTION OF COMMON STOCK AND PREFERRED STOCK

The following description of our common stock and preferred stock, together with any additional information we include in any applicable prospectus supplement or any related free writing prospectus, summarizes the material terms and provisions of our common stock and preferred stock that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future common stock or preferred stock that we may offer, we will describe the particular terms of any class or series of these securities in more detail in the applicable prospectus supplement. For the complete terms of our common stock and preferred stock, please refer to our certificate of incorporation and our bylaws, as amended, that are incorporated by reference into the registration statement of which this prospectus is a part or may be incorporated by reference in this prospectus or any applicable prospectus supplement. The terms of these securities may also be affected by the Delaware General Corporation Law, or the DGCL. The summary below and that contained in any applicable prospectus supplement or any related free writing prospectus are qualified in their entirety by reference to our certificate of incorporation and bylaws, as in effect at the time of any offering of securities under this prospectus. For information on how to obtain copies of our certificate of incorporation and bylaws, see “Where You Can Find More Information.”

Common Stock

As of the date of this prospectus, our certificate of incorporation authorizes us to issue 26,000,000 shares of common stock, par value $0.01 per share, of which 23,353,558 shares were issued and outstanding as of March 15, 2019.  The issued and outstanding shares of our common stock are validly issued, fully paid and nonassessable. Subject to the prior rights of the holders of any series of preferred stock, the holders of outstanding shares of common stock are entitled to receive dividends out of assets legally available therefor at such time and in such amounts as the Board of Directors of SMTC (the “Board”) may from time to time determine. The shares of common stock are not convertible and the holders thereof have no preemptive or subscription rights to purchase any of our securities. Upon liquidation, dissolution or winding up of our Company, the holders of common stock are entitled to receive pro rata our assets which are legally available for distribution, after payment of all debts and other liabilities and subject to the prior rights of any holders of any series of preferred stock then outstanding. Each outstanding share of common stock is entitled to one vote on all matters submitted to a vote of stockholders. There is no cumulative voting. Except as otherwise required by law or our certificate of incorporation, the holders of common stock vote together as a single class on all matters submitted to a vote of stockholders.

Securities Exchange Listing

Our common stock is listed on The Nasdaq Capital Market under the symbol “SMTX.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

Preferred Stock

As of the date of this prospectus, our certificate of incorporation authorizes us to issue 5,000,000 shares of preferred stock, par value $0.01 per share, of which 500,000 shares are designated Series A Participating Preferred Stock, and none of which is outstanding as of March 15, 2019.  Our Board may, without further action by our stockholders, from time to time, direct the issuance of shares of preferred stock in a series and may, at the time of issuance, determine the rights, preferences and limitations of each series. Satisfaction of any dividend preferences of outstanding shares of preferred stock would reduce the amount of funds available for the payment of dividends on shares of common stock. Holders of shares of preferred stock may be entitled to receive a preference payment in the event of any liquidation, dissolution or winding-up of our Company before any payment is made to the holders of shares of common stock. The issuance of shares of preferred stock may render more difficult or tend to discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of our securities or the removal of incumbent management. Upon the affirmative vote of a majority of the total number of directors then in office, the Board, without stockholder approval, may issue shares of preferred stock with voting and conversion rights which could adversely affect the holders of shares of common stock.

The particular terms of each class or series of preferred stock that we may offer under this prospectus, including redemption privileges, liquidation preferences, voting rights, dividend rights and/or conversion rights, will be more fully described in the applicable prospectus supplement relating to the preferred stock offered thereby. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report we file with the SEC, the form of any articles supplementary that describe the terms of the series of preferred stock we may offer before the issuance of the related series of preferred stock. The applicable prospectus supplement will specify the terms of the series of preferred stock we may offer, including, but not limited to:

•                  the distinctive designation and the maximum number of shares in the series;

•                  the number of shares we are offering and purchase price per share;

•                  the liquidation preference, if any;

•                  the terms on which dividends, if any, will be paid;

•                  the voting rights, if any, of the shares of the series;

•                  the terms and conditions, if any, on which the shares of the series shall be convertible into, or exchangeable for, shares of any other class or classes of capital stock;

•                  the terms on which the shares may be redeemed, if at all;

•                  any listing of the preferred stock on any securities exchange or market;

•                  a discussion of any material or special United States federal income tax considerations applicable to the preferred stock; and

•                  any or all other preferences, rights, restrictions, including restrictions on transferability, and qualifications of shares of the series.

The description of preferred stock above and the description of the terms of a particular series of preferred stock in any applicable prospectus supplement are not complete. You should refer to the applicable articles supplementary for complete information.

Other Provisions of our Charter and By-Laws

Our certificate of incorporation provides that stockholder action can be taken only at an annual or special meeting of stockholders and cannot be taken by written consent in lieu of a meeting. The certificate of incorporation and the by-laws provide that, except as otherwise required by law, special meetings of the stockholders can only be called by the Chairman of the Board, the Chief Executive Officer or pursuant to a resolution adopted by a majority of the Board. Stockholders will not be permitted to call a special meeting or to require the Board to call a special meeting.

The by-laws establish an advance-notice procedure for stockholder proposals to be brought before an annual meeting of our stockholders, including proposed nominations of persons for election to the Board. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the Board or by a stockholder who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given to our secretary timely written notice, in proper form, of such stockholder’s intention to bring that business before the meeting. Although the by-laws do not give the Board the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting, the by-laws may have the effect of precluding the conduct of business at a meeting if the proper procedures are not followed or may discourage or defer a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of SMTC.

Provisions of Delaware Law Governing Business Combinations

We are subject to the “business combination” provisions of the Delaware General Corporation Law. In general, such provisions prohibit a publicly held Delaware corporation from engaging in various “business combination” transactions with any “interested stockholder” for a period of three years after the date of the transaction in which the person became an “interested stockholder,” unless:

•                  the transaction is approved by the Board prior to the date the “interested stockholder” obtained such status;

•                  upon consummation of the transaction which resulted in the stockholder becoming an “interested stockholder,” the “interested stockholder” owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned by (a) persons who are directors and also officers and (b) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•                  on or subsequent to such date the “business combination” is approved by the Board and authorized at an annual or special meeting of stockholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the “interested stockholder.”

A “business combination” is defined to include mergers, asset sales and other transactions resulting in financial benefit to a stockholder. In general, an “interested stockholder” is a person who, together with affiliates and associates, owns 15% or more of a corporation’s voting stock or within three years did own 15% or more of a corporation’s voting stock. To our knowledge, none of such stockholders has a present intention to engage in any transaction which would constitute a “business combination.” The statute could prohibit or delay mergers or other takeover or change in control attempts with respect to SMTC and, accordingly, may discourage attempts to acquire SMTC.

Limitations of Liability and Indemnification of Officers and Directors

Our certificate of incorporation limits the liability of officers and directors to the fullest extent permitted by the Delaware General Corporation Law. In addition, our certificate of incorporation provides that we will indemnify our officers and directors to the fullest extent permitted by such law.

DESCRIPTION OF WARRANTS

General

We may issue warrants for the purchase of common stock or preferred stock. Warrants may be offered independently or together with common stock or preferred stock offered by any prospectus supplement and may be attached to or separate from those securities. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe in particular the terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement and any applicable free writing prospectus. The terms of any warrants offered under a prospectus supplement may differ from the terms described below.

We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of warrant and/or warrant agreement, which may include a form of warrant certificate, as applicable, that describes the terms of the particular series of warrants we may offer before the issuance of the related series of warrants. We may issue the warrants under a warrant agreement that we will enter into with a warrant agent to be selected by us. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any registered holders of warrants or beneficial owners of warrants. The following summary of material provisions of the warrants and warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the form of warrant and/or warrant agreement and warrant certificate applicable to a particular series of warrants. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete form of warrant and/or the warrant agreement and warrant certificate, as applicable, that contain the terms of the warrants.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

•                  the title of such warrants;

•                  the aggregate number of such warrants;

•                  the price or prices at which such warrants will be issued;

•                  the currency or currencies (including composite currencies) in which the price of such warrants may be payable;

•                  the terms of the securities purchasable upon exercise of such warrants and the procedures and conditions relating to the exercise of such warrants;

•                  the price at which the securities purchasable upon exercise of such warrants may be purchased;

•                  the date on which the right to exercise such warrants will commence and the date on which such right shall expire;

•                  any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•                  if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;

•                  if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•                  if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•                  information with respect to book-entry procedures, if any;

•                  the terms of any rights to redeem or call the warrants;

•                  United States federal income tax consequences of holding or exercising the warrants, if material; and

•                  any other terms of such warrants, including terms, procedures and limitations relating to the exchange or exercise of such warrants.

Each warrant will entitle its holder to purchase the number of shares of common stock or preferred stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. The warrants may be exercised as set forth in the prospectus supplement relating to the warrants offered. Unless we otherwise specify in the applicable prospectus supplement, warrants may be exercised at any time up to the close of business on the expiration date set forth in the prospectus supplement relating to the warrants offered thereby. After the close of business on the expiration date, unexercised warrants will become void.

We will specify the place or places where, and the manner in which, warrants may be exercised in the form of warrant, warrant agreement or warrant certificate and applicable prospectus supplement. Upon receipt of payment and the warrant or warrant certificate, as applicable, properly completed and duly executed at the corporate trust office of the warrant agent, if any, or any other office, including ours, indicated in the prospectus supplement, we will, as soon as practicable, issue and deliver the securities purchasable upon such exercise. If less than all of the warrants (or the warrants represented by such warrant certificate) are exercised, a new warrant or a new warrant certificate, as applicable, will be issued for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Prior to the exercise of any warrants to purchase common stock or preferred stock, holders of the warrants will not have any of the rights of holders of the common stock or preferred stock purchasable upon exercise, including the right to vote or to receive any payments of dividends or payments upon our liquidation, dissolution or winding up on the common stock or preferred stock purchasable upon exercise, if any.

Outstanding Warrants

As of March 15, 2019, there were outstanding warrants to purchase an aggregate of 504,735 shares of our common stock.

DESCRIPTION OF SUBSCRIPTION RIGHTS

The following description, together with the additional information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of the subscription rights that we may offer under this prospectus. While the terms we have summarized below will apply generally to any subscription rights that we may offer under this prospectus, we will describe the particular terms of any subscription rights in more detail in the applicable prospectus supplement and any related free writing prospectus. The terms of any subscription rights offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not described in this prospectus at the time of its effectiveness.

We may issue subscription rights to purchase our common stock or preferred stock. These subscription rights may be offered independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The prospectus supplement relating to any subscription rights we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:

•                  the price, if any, for the subscription rights;

•                  the exercise price payable for our common stock or preferred stock upon the exercise of the subscription rights;

•                  the number of subscription rights to be issued to each stockholder;

•                  the number of shares and terms of our common stock or preferred stock which may be purchased per each subscription right;

•                  the extent to which the subscription rights are transferable;

•                  any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

•                  the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

•                  the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities or an over-allotment privilege to the extent the securities are fully subscribed; and

•                  if applicable, the material terms of any standby underwriting or purchase arrangement into which we may enter in connection with the offering of subscription rights

The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate, which will be filed with the SEC if we offer subscription rights. We urge you to read the applicable subscription rights certificate and any applicable prospectus supplement in their entirety.

DESCRIPTION OF UNITS

The following description, together with the additional information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement and any related free writing prospectus. The terms of any units offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report we file with the SEC, the form of unit agreement that describes the terms of the series of units we may offer under this prospectus, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

We may issue units comprised of shares of common stock or preferred stock and warrants in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units, including, but not limited to:

•                  the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•                  any provisions of the governing unit agreement that differ from those described below; and

•                  any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Common Stock and Preferred Stock” and “Description of Warrants” will apply to each unit and to any common stock, preferred stock or warrant included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

We may enter into unit agreements with a unit agent. Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

We, the unit agents and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

PLAN OF DISTRIBUTION

We may sell our securities in any one or more of the following ways from time to time:

•                  through agents;

•                  to or through underwriters;

•                  through brokers or dealers;

•                  in “at the market offerings” within the meaning of Rule 415(a)(4) under the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

•                  directly by us to purchasers, including through a specific bidding, auction or other process; or

•                  through a combination of any of these methods of sale.

The applicable prospectus supplement will contain the terms of the transaction, the name or names of any underwriters, dealers, agents and the respective amounts of securities underwritten or purchased by them, the initial public offering price of the securities, and the applicable agent’s commission, dealer’s purchase price or underwriter’s discount. Any dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts.

Any initial offering price, dealer purchase price, discount or commission may be changed from time to time.

The securities may be distributed from time to time in one or more transactions, at negotiated prices, at a fixed price or fixed prices (that may be subject to change), at market prices prevailing at the time of sale, at various prices determined at the time of sale or at prices related to prevailing market prices.

Offers to purchase securities may be solicited directly by us or by agents designated by us from time to time. Unless otherwise indicated in the prospectus supplement, any such agent will use its commercially reasonable efforts to solicit purchases for the period of its appointment or to sell securities on a continuing basis. Agents may receive compensation in the form of commissions, discounts or concessions from us. Agents may also receive compensation from the purchasers of the securities for whom they sell as principals. Each particular agent will receive compensation in amounts negotiated in connection with the sale, which might be in excess of customary commissions. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities so offered and sold. Accordingly, any commission, discount or concession received by them and any profit on the resale of the securities purchased by them may be deemed to be underwriting discounts or commissions under the Securities Act. We have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities. As of the date of this prospectus, there are no special selling arrangements between any broker-dealer or other person and us. No period of time has been fixed within which the securities will be offered and sold.

If underwriters are utilized in the sale of any securities in respect of which this prospectus is being delivered, such securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale. Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters. If any underwriter or underwriters are utilized in the sale of securities, unless otherwise indicated in the applicable prospectus supplement, the obligations of the underwriters are subject to certain conditions precedent, and the underwriters will be obligated to purchase all such securities if they purchase any of them.

If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell such securities to the dealer as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. Transactions through brokers or dealers may include block trades in which brokers or dealers will attempt to sell shares as agent but may position and resell as principal to facilitate the transaction or in cross trades, in which the same broker or dealer acts as agent on both sides of the trade. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the securities so offered and sold.

Offers to purchase securities may be solicited directly by us, and the sale thereof may be made by us, directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof.

Agents, underwriters and dealers may be entitled under relevant agreements with us to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, underwriters and dealers may be required to make in respect thereof. The terms and conditions of any indemnification or contribution will be described in the applicable prospectus supplement.

Underwriters, broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from us. Underwriters, broker-dealers or agents may also receive compensation from the purchasers of shares for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular underwriter, broker-dealer or agent will be in amounts to be negotiated in connection with transactions involving shares and might be in excess of customary commissions. In effecting sales, broker-dealers engaged by us may arrange for other broker-dealers to participate in the resales.

Any securities offered other than common stock will be a new issue and, other than the common stock, which is listed on The Nasdaq Capital Market, will have no established trading market. We may elect to list any series of securities on an exchange, and in the case of the common stock, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement and/or other offering material, we shall not be obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for, any of the securities.

Agents, underwriters and dealers may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of business.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. An underwriter may carry out these transactions on The Nasdaq Capital Market, in the over-the-counter market or otherwise.

The place and time of delivery for securities will be set forth in the accompanying prospectus supplement.

LEGAL MATTERS

The validity of the securities being offered by this prospectus will be passed upon for us by Perkins Coie LLP. If the validity of any securities is also passed upon by counsel for any underwriters, dealers or agents, that counsel will be named in the prospectus supplement relating to that specific offering.

EXPERTS

The consolidated financial statements of the Company incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 30, 2018 have been incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given upon their authority as experts in auditing and accounting.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC. This means that we can disclose important information to you by referring you to those documents. Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any subsequently filed document, which also is incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We hereby incorporate by reference into this prospectus the following documents that we have filed with the SEC under the Exchange Act (File No. 0-31051):

•                  our Annual Report on Form 10-K for the fiscal year ended December 30, 2018, filed with the SEC on March 15, 2019;

•                  our Current Reports on Form 8-K and 8-K/A, as applicable, filed with the SEC on January 22, 2019, February 1, 2019, and March 15, 2019; and

•                  the description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on July 18, 2000, under Section 12(g) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

All documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than Current Reports on Form 8-K, or portions thereof, furnished under Item 2.02 or 7.01 of Form 8-K) (i) after the initial filing date of the registration statement of which this prospectus forms a part and prior to the effectiveness of such registration statement and (ii) after the date of this prospectus and prior to the termination of the offering shall be deemed to be incorporated by reference in this prospectus from the date of filing of the documents, unless we specifically provide otherwise. Information that we file with the SEC will automatically update and may replace information previously filed with the SEC. To the extent that any information contained in any Current Report on Form 8-K or any exhibit thereto, was or is furnished to, rather than filed with the SEC, such information or exhibit is specifically not incorporated by reference.

Upon written or oral request made to us at the address or telephone number below, we will, at no cost to the requester, provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus (other than an exhibit to a filing, unless that exhibit is specifically incorporated by reference into that filing), but not delivered with this prospectus. You may also access this information on our website at www.smtc.com by viewing the “SEC Filings” subsection of the “Investors” menu. No additional information on our website is deemed to be part of or incorporated by reference into this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

SMTC Corporation

7050 Woodbine Ave, Suite 300

Markham, Ontario, Canada L3R 4G8

Attn: Investor Relations

(905) 479-1810

WHERE YOU CAN FIND MORE INFORMATION

As permitted by SEC rules, this prospectus omits certain information and exhibits that are included in the registration statement of which this prospectus forms a part. Since this prospectus may not contain all of the information that you may find important, you should review the full text of these documents. If we have filed a contract, agreement or other document as an exhibit to the registration statement of which this prospectus forms a part, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement in this prospectus, including statements incorporated by reference as discussed above, regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

We are subject to the information reporting requirements of the Exchange Act, and, in accordance with these requirements, we file annual, quarterly and current reports, proxy statements, and other information with the SEC. You may inspect, read and copy the reports and other information we file with the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet website at www.sec.gov that contains our filed reports, proxy and information statements, and other information that we file electronically with the SEC. Additionally, we make these filings available, free of charge, on our website at www. smtc .com in the “SEC Filings” subsection of the “Investors” menu as soon as reasonably practicable after we electronically file such materials with, or furnish them to, the SEC. The information on our website, other than these filings, is not, and should not be, considered part of this prospectus, is not incorporated by reference into this prospectus, and should not be relied upon in connection with making any investment decision with respect to our securities.

SMTC CORPORATION

1,732,483 Shares

PROSPECTUS SUPPLEMENT

May 24, 2019